UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006

AMV Liquidating Trust

(Exact name of small business issuer as specified in its charter)

Colorado	1-14462	20-7198860
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1441 Eighteenth Street, Suite 200, Denver, Colorado 80202

(Address of principal executive offices)

(303) 297-1800 ext. 151

(Registrant’s telephone number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 27, 2006, Cloyses Partners, LLC, trustee (the “Trustee”) of the AMV Liquidating Trust (the “Trust”) announced that AmeriVest Properties Inc. (“AmeriVest”) transferred its remaining assets to (and its remaining liabilities were assumed by) the Trust pursuant to the terms of the Liquidating Trust Agreement between AmeriVest and the Trustee, dated as of December 21, 2006 (the “Liquidating Trust Agreement”) and in accordance with AmeriVest’s Plan of Liquidation and Dissolution, and that AmeriVest was dissolved.

The foregoing summaries are qualified in their entirety by the Liquidating Trust Agreement and the press release relating thereto, which are included under Item 9.01(d) as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and incorporated into this Item by reference.

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(a) and (b)   Effective as of December 27, 2006, each of the directors and officers of AmeriVest resigned from their respective positions in connection with AmeriVest’s dissolution, which is more fully described in Item 1.01 of this Current Report on Form 8-K.  No disagreement exists between AmeriVest and any such director on any matter relating to AmeriVest’s operations, policies or practices.

(e)   On December 27, 2006, AmeriVest entered into an Addendum No. 1 (the “Addendum”) to Amended Change in Control and Executive Employment Agreement, dated August 31, 2005, between AmeriVest and Charles K. Knight, AmeriVest’s Chief Executive Officer (the “Agreement”), pursuant to which, among other things, Mr. Knight agreed to accept a reduction in the change in control payment due to him under the terms of the Agreement to $850,000.00.  The remaining amount of such payment, equal to approximately $700,000 (the “Contingent Payment”), will be held by the Trust and distributed to Mr. Knight upon the expiration of the representations and warranties under AmeriVest’s Purchase and Sale Agreement with Koll/PER, LLC, dated as of July 17, 2006.  In the event that a claim is made or threatened pursuant thereto, the payment to Mr. Knight shall be retained by the Trust until such claim is resolved.  To the extent such resolution results in a payment to Koll/PER, LLC by the Trust (“Warranty Payment”), the Contingent Payment shall be reduced by an amount equal to 5% of the Warranty Payment and the balance, if any, shall be immediately distributed to Mr. Knight by the Trust.

The foregoing summary is qualified in its entirety by the Addendum, which is included under Item 9.01(d) as Exhibit 99.3 to this Current Report on Form 8-K and incorporated into this Item by reference.

ITEM 8.01  OTHER EVENTS.

The Trustee also on December 27, 2006 announced that AmeriVest filed a Form 15 with the Securities and Exchange Commission to terminate the registration of AmeriVest’s common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that, as a result, AmeriVest’s reporting obligations under the Exchange Act have been suspended.

Also, as previously announced by AmeriVest, December 27, 2006 was the last day of trading of AmeriVest’s common stock on the American Stock Exchange, and AmeriVest’s stock transfer books were closed as of the close of business on such date.

The foregoing summary is qualified in its entirety by the press release, which is included under Item 9.01(d) as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

	Exhibit 99.1	Liquidating Trust Agreement, dated December 21, 2006, between AmeriVest Properties Inc. and Cloyses Partners, LLC.

	Exhibit 99.2	Press release, dated December 27, 2006.

	Exhibit 99.3	Addendum No. 1 to Amended Change in Control and Executive Employment Agreement, dated December 27, 2006, between AmeriVest Properties Inc. and Charles K. Knight.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMV LIQUIDATING TRUST

Dated: December 27, 2006
	By:	Cloyses Partners, LLC
	Its:	Trustee

		By:	/s/ William S. Mackenzie
William S. Mackenzie
Managing Director

EXHIBIT INDEX

Exhibit No.	Description
99.1	Liquidating Trust Agreement, dated December 21, 2006, between AmeriVest Properties Inc. and Cloyses Partners, LLC.
99.2	Press Release dated December 27, 2006.
99.3	Addendum No. 1 to Amended Change in Control and Executive Employment Agreement, dated December 27, 2006, between AmeriVest Properties Inc. and Charles K. Knight.